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                     [Letterhead of Pender Newkirk & Company]










Consent of Independent Auditors




We hereby consent to the use in this Registration Statement in Amendment No. 4 to Form SB-2 of our auditors' report included herein dated October 8, 2001, relating to the consolidated financial statements of On the Go Healthcare, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
October 15, 2001